Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of the Proxy Statement - Prospectus. It should be noted that we have not audited any financial statements of PaperClip Software, Inc. subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                   ARTHUR ANDERSEN LLP


Roseland, New Jersey
January 9, 1998